UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 20, 2005

M&T Bank Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

New York	1-9861	16-0968385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One M&T Plaza, Buffalo, New York		14203
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(716) 842-5445

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On September 20, 2005, Gary Kennedy resigned as a director of M&T and its principal banking subsidiary, M&T Bank, effective as of the conclusion of the joint meeting of the Boards of Directors of M&T and M&T Bank that was held that day.

(d) Pursuant to its right under that certain Agreement and Plan of Reorganization dated as of September 26, 2002 by and among M&T, Allied Irish Banks, p.l.c. ("AIB") and Allfirst Financial Inc. to designate four individuals to the Boards of Directors of M&T and M&T Bank for as long as its owns at least 15% of M&T's outstanding common stock, AIB nominated Colm E. Doherty to succeed Mr. Kennedy. At the joint meeting of the Boards of Directors of M&T and M&T Bank held on September 20, 2005, and based upon the recommendation of the Nomination, Compensation and Governance Committee of the Board of Directors of M&T, Mr. Doherty, 46, was unanimously elected as a director of M&T and M&T Bank.

The public announcement regarding Mr. Doherty's election and Mr. Kennedy's resignation was made by means of a news release, the text of which is set forth in Exhibit 99 to this Form 8-K and which is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99 - News Release dated September 21, 2005. Filed herewith.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

September 23, 2005	By:	/s/ Rene F. Jones

Name: Rene F. Jones
Title: Senior Vice President and Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99	News Release dated September 21, 2005